SCHEDULE A

As of August 16, 2017

Series	Effective Date
Columbia Funds Series Trust I
Columbia Adaptive Retirement Fund 2020	August 16, 2017
Columbia Adaptive Retirement Fund 2030	August 16, 2017
Columbia Adaptive Retirement Fund 2040	August 16, 2017
Columbia Adaptive Retirement Fund 2050	August 16, 2017
Columbia Adaptive Retirement Fund 2060	August 16, 2017
Columbia Solutions Aggressive Portfolio	August 16, 2017
Columbia Solutions Conservative Portfolio	August 16, 2017
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016

Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio – Managed Risk Fund	August 16, 2017
Columbia Variable Portfolio – Managed Risk U.S. Fund	August 16, 2017
Columbia Variable Portfolio – U.S. Flexible Growth Fund	October 25, 2016
Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund	October 25, 2016
Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund	October 25, 2016

A-1

SCHEDULE B

Fee Schedule

As of August 16, 2017

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Adaptive Retirement Fund 2020 Columbia Adaptive Retirement Fund 2030 Columbia Adaptive Retirement Fund 2040 Columbia Adaptive Retirement Fund 2050 Columbia Adaptive Retirement Fund 2060	August 16, 2017

Category 1

Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds)) that pay a management fee (or advisory fee, as applicable) to the Investment Manager, including other funds advised by the Investment Manager that do not pay a management fee (such as assets invested in Solutions Series Funds), third party funds, derivatives and individual securities

			0.02 0.47	% %
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016	All	1.60%
Columbia Solutions Aggressive Portfolio Columbia Solutions Conservative Portfolio	August 16, 2017	All	0.00%
Columbia VP – U.S. Flexible Growth Fund Columbia VP – U.S. Flexible Moderate Growth Fund Columbia VP – U.S. Flexible Conservative Growth Fund	October 25, 2016	Category 1 Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay	0.02%

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia VP – Managed Risk Fund Columbia VP – Managed Risk U.S. Fund	August 16, 2017

a management fee (or advisory fee, as applicable) to the Investment Manager

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds)) that pay a management fee (or advisory fee, as applicable) to the Investment Manager), including other funds advised by the Investment Manager that do not pay a management fee, third party funds, derivatives and individual securities

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.720 0.670 0.620 0.570 0.550 0.530 0.520	% % % % % % %
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016	All	1.60%

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of August 16, 2017.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Christopher O. Petersen
	Name:	Christopher O. Petersen
	Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
	Name:	Amy K. Johnson
	Title:	Head of Operations